EXHIBIT 10.3
FORM OF WESTERN ALLIANCE BANCORPORATION 2005 STOCK INCENTIVE
PLAN AGREEMENT — NONQUALIFIED
Option No.: _______
WESTERN ALLIANCE BANCORPORATION
2005 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     Western Alliance Bancorporation, a Nevada corporation (the “Company”), hereby grants an option to purchase shares of its common stock, $.0001 par value, (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2005 Stock Incentive Plan (the “Plan”).
Grant Date:                                         , 200
Name of Optionee:
Optionee’s Social Security Number:                     -                    -
Number of Shares Covered by Option:
Option Price per Share: $                    .
Vesting Start Date:                                         , 20
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.
Optionee:
(Signature)
Company:
(Signature)
     Title: _
Attachment
This is not a stock certificate or a negotiable instrument

WESTERN ALLIANCE BANCORPORATION
2005 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting	This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to twenty percent (20%) of the total number of shares covered by this option, as shown on the cover sheet (the “Option Shares”), on each of the first five anniversaries of the Vesting Start Date, as long as you remain in Service on the applicable vesting date. The resulting aggregate number of vested shares will be rounded down to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

No additional shares of Stock will vest after your Service has terminated for any reason.

Term	Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Death	If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12)

months after your termination date, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence	For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company. If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

• Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

• To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the

Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution or pursuant to a domestic relations order as referred to in the Code or Title I of the Employment Retirement Income Security Act or the rules thereunder.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Investment Representation	If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Retention Rights	Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Nevada, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements	You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.